Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of Proofpoint, Inc. of our report dated February 19, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Proofpoint, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 19, 2021